EXHIBIT 99.3

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

BOARD OF DIRECTORS’ NOMINATING AND GOVERNANCE COMMITTEE

CHARTER

Purpose

The Nominating and Governance Committee (the "Committee") shall report to and assist the Board of Directors (the "Board") of China Security & Surveillance Technology, Inc. (the "Company"). The purpose of the Committee shall be to (i) identify qualified individuals to become Board members, consistent with criteria approved by the Board, and to recommend that the Board select, the director nominees for the next annual meeting of shareholders; (ii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; and (iii) to oversee the evaluation of the Board and management.

Composition

The Committee is a standing committee of the Board. The Committee shall consist of not less than three members of the Board, each of whom satisfies the independence criteria of applicable law and the rules of the New York Stock Exchange ("NYSE") in effect from time to time (subject to any exceptions allowed by such rules and any waivers granted by such authorities).

The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The member of the Committee may be removed, with or without cause, by a majority vote of the Board.

Meeting

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

Authority and Responsibilities

The Board delegates to the Committee the authority and responsibility to the following:

  Oversee the evaluation of the Board and management.

  Recommend to the Board appropriate criteria for the selection of new directors and shall periodically review the criteria adopted by the Board and, if deemed desirable, recommend to the Board changes to such criteria.

  Identify and recommend to the Board candidates the Committee believes are qualified and suitable to become members of the Board consistent with criteria for selection of new directors adopted from time to time by the Board; and recommend to the Board the nominees to stand for election as directors at each annual or special meeting of shareholders. In the case of a vacancy in the office of a director, the Committee shall recommend to the Board an individual to fill such vacancy.

  Evaluate candidates for nomination to the Board, including those recommended by shareholders.

  Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

  Recommend members of the Board to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and where appropriate, make recommendations regarding the removal of any member of any committee.

  Recommend to the Board the successor to the Chief Executive Officer when a vacancy occurs.

  Recommend to the Board emergency procedures for management succession in the event of the unexpected disability of the CEO or other senior officers.

  Develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; periodically review and assess the adequacy of such guidelines and recommend to the Board proposed changes thereto.

  Review and evaluate the performance of the Committee on an annual basis.

  Review and assess the adequacy of this Charter on an annual basis and recommend to the Board any changes deemed necessary or desirable.

  Retain and discharge, and approve fees and other terms and conditions for retention of, consultants and professional talent search organizations.

  Direct any officer or employee of the Company or request any employee of the Company’s advisors, consultants and professional talent search organizations, counsel or such other individual as it may deem appropriate to attend Committee meetings or meet with any Committee members.

Resources

The Committee shall have the resources and appropriate funding, as determined by the Committee, to discharge its duties and responsibilities.

Report to the Board

The Committee shall report periodically to the Board on all matters for which the Committee has been delegated responsibility. The report of the Board may take the form of an oral report by the chairman or any other member of the Committee designated by the Committee to make such report.

Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Charter Adopted

October 25, 2007